SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                                             ----

                           --------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                        36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS               60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              ---------------------
                             DQE CAPITAL CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                          25-1837152
   (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

411 SEVENTH AVENUE
PITTSBURGH, PENNSYLVANIA                                  15219-1905
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)



                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.       GENERAL INFORMATION.  FURNISH THE FOLLOWING
              -------------------
              INFORMATION AS TO THE TRUSTEE:

              (A)      NAME AND ADDRESS OF EACH EXAMINING OR
              SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

              Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

              (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
              CORPORATE TRUST POWERS.

              The trustee is authorized to exercise corporate trust powers.

ITEM 2.       AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
              -----------------------------
              IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
              SUCH AFFILIATION.

              No such affiliation exists with the trustee.


ITEM 16.      LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART
              ----------------
              OF THIS STATEMENT OF ELIGIBILITY.

              1. A copy of the articles of association of the trustee now in effect.*

              2. A copy of the certificates of authority of the trustee to commence business.*

              3. A copy of the authorization of the trustee to exercise corporate trust powers.*

              4. A copy of the existing by-laws of the trustee.*

              5.  Not Applicable.

              6. The consent of the trustee required by Section 321(b) of the Act.

              7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

              8.  Not Applicable.

              9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 3rd day of June, 1999.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      BY /s/ Sandra L. Caruba
                        -----------------------------------
                           SANDRA L. CARUBA
                           VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                June 3, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture by and between DQE Capital Corporation, DQE, Inc. and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO



                                    BY: /s/ Sandra L. Caruba
                                       -----------------------------------
                                            SANDRA L. CARUBA
                                            VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago Call Date: 03/31/99
                        ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460          Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                    DOLLAR   AMOUNTS IN THOUSANDS   C400
                                                    RCFD         BIL MIL THOU       ----
                                                    ----         ------------

ASSETS
1.   Cash and balances due from depository          RCFD
     institutions (from Schedule RC-A):             ----
     a. Noninterest-bearing balances and
        currency and coin(1).....................   0081          3,809,517         1.a
    b. Interest-bearing balances(2)..............   0071          4,072,166         1.b
2.  Securities
    a. Held-to-maturity securities(from
       Schedule RC-B, column A)..................   1754                  0         2.a
    b. Available-for-sale securities
       (from Schedule RC-B, column D)............   1773         12,885,728         2.b
3.     Federal funds sold and securities
       purchased under agreements to resell......   1350          4,684,756         3.
4.  Loans and lease financing receivables:          RCFD
    a. Loans and leases, net of unearned            ----
       income (from Schedule RC-C)...............   2122         34,304,806         4.a
    b. LESS: Allowance for loan and lease
       losses....................................   3123            411,476         4.b
    c. LESS: Allocated transfer risk reserve.....   3128              3,884         4.c
    d. Loans and leases, net of unearned            RCFD
       income, allowance, and reserve               ----
       (item 4.a minus 4.b and 4.c)..............   2125         33,889,446         4.d
5.  Trading assets (from Schedule RD-D)..........   3545          5,100,499         5.
6.  Premises and fixed assets (including
    capitalized leases)..........................   2145            754,052         6.
7.  Other real estate owned (from Schedule
    RC-M)........................................   2150              5,244         7.
8.  Investments in unconsolidated subsidiaries
    and associated companies (from Schedule
    RC-M)........................................   2130            201,068         8.
9.  Customers' liability to this bank on
    acceptances outstanding......................   2155            265,041         9.
10. Intangible assets (from Schedule RC-M).......   2143            285,709        10.
11. Other assets (from Schedule RC-F)............   2160          2,987,184        11.
12. Total assets (sum of items 1 through 11).....   2170         68,940,410        12.


--------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:    The First National Bank of Chicago Call Date: 03/31/99
                        ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460           Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------


SCHEDULE RC-CONTINUED

                                                             DOLLAR AMOUNTS IN
                                                                 THOUSANDS
                                                                 ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of        RCON
       columns A and C from Schedule RC-E,          ----
       part 1)...................................   2200         22,163,664        13.a
       (1) Noninterest-bearing(1)................   6631          9,740,100        13.a1
       (2)  Interest-bearing.....................   6636         12,423,564        13.a2

    b. In foreign offices, Edge and Agreement       RCFN
       subsidiaries, and                            ----
       IBFs (from Schedule RC-E, part II)...        2200         19,273,426        13.b
       (1) Noninterest bearing...................   6631            334,741        13.b1
       (2) Interest-bearing......................   6636         18,938,685        13.b2
14. Federal funds purchased and securities sold
    under agreements to repurchase:                 RCFD 2800     4,405,792        14
15. a. Demand notes issued to the U.S. Treasury     RCON 2840       173,505        15.a
    b. Trading Liabilities(from Sechedule
       RC-D).....................................   RCFD 3548     4,824,567        15.b

                                                    RCFD
16. Other borrowed money:                           ----
    a. With original maturity of one year
       or less...................................   2332          7,453,761        16.a
    b. With original  maturity of more than
       one year..................................   A547            330,300        16.b
    c. With original maturity of more than
       three years...............................   A548            357,737        16.c

17. Not applicable
18. Bank's liability on acceptance executed
    and outstanding..............................   2920            265,041        18.
19. Subordinated notes and debentures............   3200          2,600,000        19.
20. Other liabilities (from Schedule RC-G).......   2930          1,878,367        20.
21. Total liabilities (sum of items 13
    through 20)..................................   2948         63,726,160        21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related
    surplus......................................   3838                  0        23.
24. Common stock.................................   3230            200,858        24.
25. Surplus (exclude all surplus related to
    preferred stock).............................   3839          3,239,836        25.
26. a. Undivided profits and capital reserves....   3632          1,813,367        26.a
    b. Net unrealized holding gains (losses)
       on available-for-sale securities..........   8434            (37,357)       26.b
    c. ACCUMULATED NET GAINS (LOSSES) ON CASH
       FLOW HEDGES...............................   4336                  0        26.c
27. Cumulative foreign currency translation
    adjustments..................................   3284             (2,454)       27.
28. Total equity capital (sum of items 23
    through 27)..................................   3210          5,214,250        28.
29. Total liabilities, limited-life preferred
    stock, and equity capital (sum of items
    21, 22, and 28)..............................   3300         68,940,410        29.


Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date
    during 1996..................................RCFD 6724....  N/A     Number
                                                                        M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work


--------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.